UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 5, 2012 (May 30, 2012)

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Express Scripts Holding Company (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at the Company’s principal executive offices on Wednesday, May 30, 2012. Of the 804,132,152 shares outstanding and entitled to vote, 677,673,782 shares were represented at the meeting, or an 84.27% quorum. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1. Election of Directors. All of management’s nominees for director were elected to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified, by the votes set forth in the table below.

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Gary G. Benanav	589,421,631	5,011,097	1,476,638	81,764,416
Maura C. Breen	592,589,066	1,890,528	1,429,772	81,764,416
William J. DeLaney	593,222,147	1,212,370	1,474,849	81,764,416
Nicholas J. LaHowchic	588,638,540	5,811,467	1,459,359	81,764,416
Thomas P. Mac Mahon	589,484,551	4,971,064	1,453,751	81,764,416
Frank Mergenthaler	593,450,051	981,302	1,478,013	81,764,416
Woodrow A. Myers, Jr. M.D.	593,561,519	889,731	1,458,116	81,764,416
John O. Parker, Jr.	588,595,288	5,847,024	1,467,054	81,764,416
George Paz	579,572,744	14,843,608	1,493,014	81,764,416
Myrtle S. Potter	593,572,633	907,094	1,429,639	81,764,416
William L. Roper, M.D., MPH	593,593,861	864,586	1,450,919	81,764,416
Samuel K. Skinner	557,684,000	36,492,444	1,732,922	81,764,416
Seymour Sternberg	589,299,174	5,152,306	1,457,886	81,764,416

Proposal 2. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2012 was ratified by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN
669,355,027	6,816,787	1,501,968

Proposal 3. The stockholders approved, on a non-binding basis, executive compensation, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
584,010,975	9,761,101	2,137,290	81,764,416

Proposal 4. A stockholder proposal requesting a report on political contributions was rejected by the stockholders, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
164,760,302	356,537,499	74,611,565	81,764,416

Proposal 5. The stockholders approved, on a non-binding basis a stockholder proposal regarding stockholder action by written consent, by the votes set forth in the table below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
326,092,058	265,017,235	4,800,073	81,764,416

Item 7.01 Regulation FD Disclosure

On June 5, 2012, Ed Ignaczak, Executive Vice President, Sales and Marketing of Express Scripts Holding Company (the “Company”), adopted a prearranged trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934 for personal financial management purposes. Rule 10b5-1 plans permit insiders to sell fixed portions of their holdings over a designated period of time by establishing the prearranged written plans at a time when they are not aware of material non-public information. Such programs provide for regular selling of a predetermined, fixed number of shares in order to gradually diversify the individual’s investment portfolio, minimize the market effect of share sales by spreading them out over an extended period of time and avoid concerns about initiating transactions while in possession of material non-public information.

Mr. Ignaczak’s plan provides for (i) the potential exercise of previously granted stock options, and (ii) the potential sale of certain shares of the Company’s common stock, including shares to be acquired upon the exercise of the stock options. Except as may be required by law, the Company does not undertake to report stock trading plans by other Company officers or directors, nor to report modifications or termination of any publicly-announced plan, including the plans described herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: June 5, 2012	By:	/s/ Keith J. Ebling
Keith J. Ebling
Executive Vice President and General Counsel